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                                                                   Exhibit 23(j)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement of Form N-1A of our report dated February 7, 2001, relating to the financial statements and financial highlights of Julius Baer Multistock SICAV Swiss Stock Fund, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Statements" and "Independent Auditors" in such Registration Statement.


PricewaterhouseCoopers S.a.r.l.


Luxembourg, September 4, 2001